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                                                                    EXHIBIT 23.3

[KPMG DEUTSCHE TREUHAND-GESELLSCHAFT LETTERHEAD]





THE BOARD OF DIRECTORS
HAYES WHEELS INTERNATIONAL, INC.:

We consent to the use of our report dated May 21, 1997, related to the consolidated balance sheets of Lemmerz Holding GmbH and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years then ended, included herein and incorporated by reference herein, and to the references to our firm under the headings "Summary Historical Financial Information", "Selected Historical Consolidated Financial Information of Lemmerz", and "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus dated August 4, 1997.

On June 30, 1997 Lemmerz was acquired by Hayes and thereafter became a wholly-owned subsidiary of Hayes. As such, our review has been conducted only up to the date of acquisition.


                        KPMG Deutsche Treuhand - Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft.



Cologne, Germany
August 4, 1997